Exhibit 99

MEREDITH CORPORATION TO REPORT FISCAL 2019 FULL YEAR RESULTS SEPTEMBER 5

AND PROVIDE FISCAL 2020 OUTLOOK

DES MOINES, IA (August 28, 2019) - Meredith Corporation (NYSE:MDP; www.meredith.com) announced today it will report its fiscal 2019 fourth quarter and full year results - and provide an outlook for its fiscal 2020 - on Thursday, September 5, 2019.

Meredith will host a conference call on September 5 at 8:30 AM EDT. Meredith will distribute an earnings release prior to the call. To listen to the call live, visit Meredith’s Investor Relations section at www.meredith.com prior to the start. An archived version of the call will be available later that day on Meredith’s website.

Additionally, Meredith today reiterated that it expects full-year fiscal 2019 financial results to be in line with the outlook provided in its fiscal 2019 third quarter earnings release on May 10, 2019, with the exception of earnings from continuing operations, which will be lower due primarily to non-cash trademark impairment charges.

Meredith has been committed to service journalism for more than 115 years. Today, Meredith uses multiple distribution platforms-including broadcast television, print, digital, mobile and video-to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's National Media Group reaches over 180 million unduplicated American consumers every month, including nearly 90 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as entertainment, food, lifestyle, parenting and home. Meredith is the No. 1 magazine operator in the U.S., and owner of the largest premium content digital network for American consumers. Meredith’s leading national brands include PEOPLE, Better Homes & Gardens, InStyle, Allrecipes, REAL SIMPLE, SHAPE, Southern Living and Martha Stewart Living. Meredith also features robust brand licensing activities including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at walmart.com. Meredith’s National Media Group also includes leading affinity marketer Synapse, and The Foundry, the company's state-of-the-art creative lab and content studio.

Meredith’s Local Media Group includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets-including Atlanta, Phoenix, St. Louis and Portland-and 13 in the Top 50. Meredith's stations produce more than 700 hours of local news and entertainment content each week, and operate leading local digital destinations. Meredith also owns MNI Targeted Media, which delivers targeted advertising solutions to more than 1,200 clients on a local, regional and national level.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements that involve risks and uncertainties. The foregoing statements about the anticipated timing of the release of earnings and outlook and expected financial results are forward-looking statements within the meaning of and made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While these forward-looking statements are based upon information presently available to the Company and assumptions that it believes to be reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this filing are made only as of the date hereof. The Registrant does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

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Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com